                                                                    EXHIBIT 10.1



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                             TRANSACTION AGREEMENT


                                     AMONG


                         HFMI ACQUISITION CORPORATION,


                                      and


                         HARRY'S FARMERS MARKET , INC.



                         DATED AS OF JANUARY 31, 1997





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

                                   Exhibits
                                   --------


     Exhibit A                           Secured Loan Agreement
     Exhibit B                           Series B Preferred Stock
     Exhibit C                           Warrant Certificate
     Exhibit D                           Registration Rights Agreement
     Exhibit E                           IP Acquisition Agreement
     Exhibit F                           Company Preferred Stock Agreement
     Exhibit G                           Bank Agreement
     Exhibit H                           Opinion of Sutherland, Asbill & Brennan
     Exhibit I                           Opinion of Alston & Bird

                             TRANSACTION AGREEMENT
                             ---------------------


     This Agreement dated as of January 31, 1997, is by and between Harry's Farmers Market, Inc., a Georgia corporation (the "Company"), and HFMI Acquisition Corporation, a Delaware corporation ("Newco").

     In consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows:

      1.  Transactions Between Newco and the Company.
          ------------------------------------------

          1.1 Secured Loan. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2) Newco and the Company shall enter into a secured loan agreement in the form attached as Exhibit A hereto (the "Secured Loan Agreement") and Newco shall fund the Refinancing Loan (as defined in the Secured Loan Agreement). The Secured Loan Agreement will also grant to Newco an option (the "Option") to acquire, on the terms provided in the Secured Loan Agreement, 500,000 shares (the "Preferred Shares") of Series B Preferred Stock, stated value $40 per share, of the Company ("Series B Preferred Stock"), which Series B Preferred Stock shall have the terms of the Articles of Amendment in the form of Exhibit B hereto.

          1.2 Purchase of Warrants. Subject to the terms and conditions of this Agreement, at the Closing the Company shall sell and issue to Newco, warrants (the "Warrants") to purchase 2,000,000 shares (the "Warrant Shares") of Class A Common Stock, no par value, of the Company (the "Class A Common Stock"), which shall have the terms set forth in the Warrant Certificate in the form of Exhibit C hereto (the "Warrants"), for an aggregate purchase price of One Million Dollars ($1,000,000), payable in cash.

          1.3 Registration Rights. Subject to the terms and conditions of this Agreement, at the Closing Newco and the Company shall enter into a Registration Rights Agreement in the form of Exhibit D hereto.

          1.4 Intellectual Property Acquisition. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2) the Company shall transfer certain intellectual property to HFMI Trust, a newly-organized Delaware business trust (the "IP Trust"), the Company shall transfer a certificate of interest in the IP Trust to Newco, the IP Trust shall enter into an administration and servicing agreement with Newco and the IP Trust shall enter into license agreements with each of

Newco and the Company, all on the terms provided in the acquisition agreement between Newco and the Company in the form set forth as Exhibit E hereto (the "IP Acquisition Agreement").

          1.5 Consulting Services Agreement. Subject to the terms and conditions of this Agreement, at the Closing Newco shall make the payments to the Company provided for in the consulting services agreement of even date herewith among Newco, the Company and HB (the "Consulting Services Agreement").

      2. The Closing. The closing of the Loans, the purchase and sale of the Warrants and the transactions contemplated by the IP Acquisition Agreement and the Consulting Services Agreement shall take place at the offices of Sutherland, Asbill & Brennan, L.L.P., 999 Peachtree Street, N.E., Atlanta, Georgia 30309-3996, or at such other time, date, and place as are mutually agreeable to the Company and Newco (the "Closing"). The date of the Closing is hereinafter referred to as the "Closing Date." At the Closing, (i) the Company shall deliver to Newco the Refinancing Note (as defined in the Secured Loan Agreement) and Newco shall pay to the Company by wire transfer the proceeds of the Refinancing Loan, (ii) the Company shall deliver to Newco a certificate evidencing the Warrants and Newco shall pay to the Company by wire transfer the purchase price therefor, (iii) the Company and Newco shall execute and deliver the Registration Rights Agreement, (iv) the Company and Newco shall make the deliveries, and take the other actions, required to be made or taken by them under the IP Acquisition Agreement, and (v) Newco shall pay to the Company by wire transfer the Consulting Fee (as defined in the Consulting Services Agreement).

      3. Representations of the Company. The Company hereby represents and warrants to Newco as follows:

          3.1 Organization and Qualification; Subsidiaries.
              --------------------------------------------

          (a) Each of the Company and each of the persons listed in Section 3.1(a) of the Disclosure Schedule (the "Company Disclosure Schedule") delivered to Newco by the Company prior to the date of this Agreement (collectively, the "Company Subsidiaries") has been duly organized, and is validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, "Company Material Adverse Effect" means any change, event or effect in, on or relating to the business of the Company and the Company Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), prospects or results of operations of the Company and the Company Subsidiaries taken as a whole, other than any change or effect arising out of general economic conditions in the United States.

          (b) The copies of the Company's Articles of Incorporation, together with the Articles of Incorporation of each Company Subsidiary of the Company, as amended to the date hereof (including the Articles of Amendment designating the Company's Series AA Preferred Stock and the Company's Series B Preferred Stock), and the Company's Bylaws, together with the Bylaws of each Company Subsidiary of the Company, as amended to the date hereof (collectively, the "Company Charter Documents"), that have been provided to Newco by the Company are complete and correct copies thereof. Each of the Company Charter Documents are in full force and effect. Neither the Company nor any of the Company Subsidiaries are in violation of any of the provisions of the Company Charter Documents.

          (c) The Company Subsidiaries are the only persons in which the Company owns an equity interest.

          3.2  Capitalization of the Company and its Subsidiaries.
               --------------------------------------------------

          (a) The authorized capital stock of the Company consists of:
22,000,000 shares of Class A Common Stock, of which as of the date hereof, 4,159,253 shares are issued and outstanding; 3,000,000 shares of Class B Common Stock, no par value ("Class B Common Stock"), of which as of the date hereof, 2,050,071 shares are issued and outstanding; and 3,000,000 shares of Preferred Stock, of which as of the date hereof, 1,222,221 shares have been issued in series designated as the Series A Redeemable Convertible Preferred Stock, and are issued and outstanding. (The Class A Common Stock and the Class B Common Stock are herein sometimes collectively referred to as the "Company Common Stock" and the Preferred Stock is sometimes referred to as the "Company Preferred Stock".) All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights, except as set forth in the Company Disclosure Schedule. As the date hereof, approximately 434,200 shares of Class A Common Stock are reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options to purchase Class A Common Stock ("Company Options") issued pursuant to the Management Incentive Plan and the Outside Directors Incentive Plan (the "Company Plans") and 833,611 shares of Class A Common Stock are reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding warrants to purchase Class A Common Stock ("Company Warrants"). Section 3.2(a) of the Company Disclosure Schedule sets forth, as of the date hereof, (i) the persons to whom Company Options and Company Warrants have been granted, (ii) the exercise price for the Company Options and Company Warrants held by each such person and (iii) whether such Company Options are exercisable. Except as described in the Company Filed SEC Reports (as defined below) and as disclosed in Section 3.2(a) of the Company Disclosure Schedule, as of the date hereof, since January 31, 1996 (i) no shares of the Company's capital stock have been issued other than pursuant to the exercise of Company Options and (ii) no stock options have been granted by the Company. Except as set forth above or in Section 3.2(a) of the Company Disclosure Schedule, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options, warrants or other rights to acquire from the Company or any Company Subsidiary, and no obligations of the Company or any Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (iv) no equity equivalents, interests in the ownership or earnings of the Company or any Company Subsidiary or other similar rights (including stock appreciation rights) (the items listed in subclauses (i), (ii), (iii) and (iv) being referred to, collectively, as "Company Securities") and (v) no obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting or registration of any shares of capital stock of the Company. Except as disclosed in Section 3.2(a) of the Company Disclosure Schedule, the Company has not taken any action that would result in any Company Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (b) The direct or indirect interest of the Company in each Company Subsidiary, as described next to the name of such Company Subsidiary in Section 3.1(a) of the Company Disclosure Schedule, is the only direct or indirect interest of the Company in such Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary that is a corporation is duly authorized, validly issued, fully paid and nonassessable and each share of capital stock and/or each other direct or indirect interest of the Company in each Company Subsidiary described in Section 3.1(a) of the Company Disclosure Schedule as being owned by the Company or a Company Subsidiary is owned by the Company or a Company Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens"), except where failure to own such shares or other interests free and clear could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and except for the pledge of stock of Company Subsidiaries to Creditanstalt-Bankverein. Except as set forth in Schedule 3.2(b) of the Company Disclosure Schedule and except as contemplated by this Agreement, there are no securities of the Company or any Company Subsidiary convertible into or exchangeable for, no options or other rights to acquire from the Company or any Company Subsidiary, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of, any capital stock of or other ownership interests in, or any other securities of, any Company Subsidiary. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in or make any other investment (in the form of a loan, capital contribution of otherwise) in any Company Subsidiary or any other person.

          (c) The Class A Common Stock constitutes the only class of securities of the Company or any Company Subsidiary registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          3.3 Authority Relative to this Agreement; Board Action; Preferred Shares, Conversion Shares, Warrant Shares. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "Company Board") and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or thereby. One million two hundred twenty-two thousand two hundred twenty-one shares of the Company's Preferred Stock have been designated Series AA Preferred Stock and 500,000 shares of the Company's Preferred Stock have been designated Series B Preferred Stock. The Preferred Shares, the shares of Class A Common Stock issuable upon exercise of the Option (the "Conversion Shares") and the Warrant Shares have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company. The Preferred Shares, the Conversion Shares and the Warrant Shares, when issued and delivered upon exercise of the Option, upon conversion of the Preferred Shares, or upon exercise of the Warrants in accordance with their respective terms, as applicable, will be duly and validly issued, fully paid and nonassessable. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          3.4  SEC Reports; Financial Statements.
               ---------------------------------

          (a) Since May 26, 1993, the Company has filed all forms, reports, registration statements and other documents (including all exhibits thereto) (the "Company SEC Reports") required to be filed with the Securities and Exchange Commission (the "SEC") each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each as in effect on the dates such forms, reports, registration statements and other documents were filed. The Company has heretofore delivered to Newco a true, correct and complete copy of each of the following (the "Company Filed SEC Reports"): (i) its Annual Reports on Form 10-K for each of the fiscal years ended February 2, 1994, February 1, 1995 and January 31, 1996, (ii) all definitive proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since May 26, 1993 and prior to the date of this Agreement and
(iii) all other Company SEC Reports filed prior to the date of this Agreement by the Company with the SEC since May 26, 1993. None of the Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and all of such financial statements fairly present, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the consolidated Company Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

          (b) There are no material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which prior to the date of this Agreement had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

          3.5 [Intentionally omitted]

          3.6 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no filing, registration or submission with or notice to, and no permit, authorization, consent or approval of or with, any court or tribunal or administrative, governmental or regulatory body, agency or authority (each a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, including the issuance and delivery of the Preferred Shares, the Conversion Shares and the Warrant Shares. Except as set forth in the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Company Charter Documents, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) assuming that all consents, permits, approvals, authorizations and other actions described in the preceding sentence have been obtained and all filings described in the preceding sentence have been made, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clause (ii) or (iii) for violations, breaches or defaults which could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          3.7 No Default. None of the Company or any Company Subsidiary is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) the Company Charter Documents, (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their respective properties or assets, except in the case of clause (ii) or (iii) for violations, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          3.8 No Undisclosed Liabilities; Absence of Changes. Except as and to the extent disclosed in the Company Filed SEC Reports or in Section 3.8 of the Company Disclosure Schedule, as of January 31, 1996, neither the Company nor any Company Subsidiary had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company and the consolidated Company Subsidiaries (including the notes thereto) of such date included in the consolidated financial statements included in the Company Filed SEC Reports (the "Company Balance Sheet") and which could reasonably be expected to have a Company Material Adverse Effect. Except as disclosed by in the Company Filed SEC Reports or in Section 3.8 of the Company Disclosure Schedule, since January 31, 1996, the business of the Company and the Company Subsidiaries has been carried on only in the ordinary and usual course and in a manner consistent with past practice, neither the Company nor any Company Subsidiary has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise and whether due or to become due or asserted or unasserted, which could reasonably be expected to have, and there have been no events, changes or effects with respect to the Company or any Company Subsidiary having or which could reasonably be expected to have, a Company Material Adverse Effect. Except as disclosed in the Company Filed SEC Reports or in Section 3.8 of the Company Disclosure Schedule, since January 31, 1996, there has not been (i) any material change by the Company in its accounting methods, principles or practices, (ii) any declaration, setting aside or payment of any dividend or distribution in respect of Shares or any redemption, purchase or other acquisition of any of the Company Securities or (iii) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary except in the ordinary course of business consistent with past practice or except as required by applicable law.

          3.9 Litigation. Except as disclosed in Section 3.9 of the Company Disclosure Schedule or in the Company Filed SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their respective properties or assets which (i) if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby. Except as disclosed by the Company, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Company Material Adverse Effect.

          3.10 Compliance with Applicable Law. Except as disclosed in the Company Filed SEC Reports, the Company and all Company Subsidiaries have made or have obtained and hold all material registrations, filings, submissions, certificates, determinations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses

(collectively, the "Company Permits"). Except as disclosed in the Company Filed SEC Reports, the Company and all Company Subsidiaries are in compliance, in all material respects, with the terms of the Company Permits. Except as disclosed by the Company in the Company Filed SEC Reports, the businesses of the Company and the Company Subsidiaries are not being conducted in violation, in any material respect, of any law, ordinance or regulation of any Governmental Entity. Except as disclosed in the Company Filed SEC Reports, no material investigation or review by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened, nor has the Company received notice that any Governmental Entity indicated an intention to conduct the same other than in the ordinary course of business.

     3.11  Employees; Employee Plans.
           -------------------------

     (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan"), as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary could incur any liability under section 4069, 4212(c) or 4204 of ERISA (collectively, the "Company Benefit Plans"), the Company will make available to Newco, promptly after the date hereof, a true and complete copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Company Benefit Plan, (iii) each trust agreement relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, with respect to the Company Benefit Plans, no event has occurred and there exists no condition or set of circumstances in connection with or relating to the Company or any Company Benefit Plan, ERISA, the Code or any other applicable Law which could reasonably be expected to have a Company Material Adverse Effect.

     (c) Neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement or other labor union contract is being negotiated by the Company or any Company Subsidiary. There is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or threatened in writing which may interfere with the respective business activities of the Company or any Company Subsidiary. None of the Company, any Company Subsidiary, or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and, to the knowledge of the Company, there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable state or foreign agency pending or threatened.

     (d) The Company has made available to Newco true and complete: (i) copies of all written severance and employment agreements with officers of the Company and each Company Subsidiary; (ii) copies of all written severance programs and policies of the Company and each Company Subsidiary with or relating to its employees; and (iii) copies of all plans, programs, agreements and other arrangements of the Company and each Company Subsidiary with or relating to its employees which contain change of control provisions.

     (e) Except as provided in Section 3.11(e) of the Company Disclosure Schedule or as otherwise required by law, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

     (f) Neither the Company nor any Company Subsidiary is a party to or obligated under any agreement, plan, contract or other arrangement pursuant to which the Company or any Company Subsidiary is or might be required to make payments that would not be deductible or capitalizable for federal income tax purposes by reason of the application of Section 280G of the Code.

     (g) As of the date hereof, none of the Company, the Company Subsidiaries or any ERISA Affiliate has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time ("WARN").

      3.12  Environmental Laws and Regulations.
            ----------------------------------

     (a) Except as disclosed in Section 3.12(a) of the Company Disclosure Schedule or the Company Filed SEC Reports, (i) each of the Company and each Company Subsidiary is in compliance, in all material respects, with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by the Company and the Company Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any Company Subsidiary has received written notice of, or, to the knowledge of the Company, is the subject of, any material action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim"); and (iii) to the knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as disclosed in the Company Filed SEC Reports, there are no material Environmental Claims that are pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or, to the knowledge of the Company, against any person whose liability for any Environmental Claim the Company or any Company Subsidiary has or may have retained or assumed either contractually or by operation of law.

      3.13 Tax Matters. The Company and all Company Subsidiaries have accurately prepared and duly filed with the appropriate federal, state, local and foreign taxing authorities all tax returns, information returns and reports required to be filed with respect to the Company and the Company Subsidiaries and have paid in full or made adequate provision, in accordance with GAAP, for the payment of all Taxes (as defined below). Neither the Company nor any Company Subsidiary is delinquent in the payment of Taxes. As used herein, the term "Taxes" means all federal, state, local and foreign taxes, charges, fees, levies and other similar assessments, including, without limitation, income, profits, franchise, employment, transfer, withholding, property, excise, sales and use taxes (including interest and penalties thereon and additions thereto).

      3.14 Intangible Property. Exhibit D to the Trust Agreement creating the IP Trust sets forth a list of all federal, state and foreign patents, patent applications, trademarks (registered and unregistered), trademark applications, service marks (registered and unregistered) service mark applications, trade names, trade name rights and publicity rights, copyrights and copyright registrations, trade secrets, know-how and other intellectual property of the Company and all Company Subsidiaries (the "Intellectual Property"). The Company and the Company Subsidiaries own or possess adequate licenses or other valid rights to use all of the Intellectual Property in connection with the business of the Company and the Company Subsidiaries as currently conducted or as contemplated by the Company's management to be conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the Intellectual Property which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. The conduct of the business of the Company and the Company Subsidiaries as heretofore and currently conducted has not and does not conflict in any way with any intellectual property rights of any third party that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, there are no infringements of any intellectual property rights owned by or licensed by or to the Company or any Company Subsidiary which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

      3.15  Material Contracts.
            ------------------

     (a) The Company has delivered or otherwise made available to Newco true, correct and complete copies of all contracts and agreements in effect on the date hereof (and all amendments, modifications and supplements thereto and all related letter agreements to which the Company is a party affecting the obligations of any party thereunder) to which the Company or any Company Subsidiaries is a party or by which any of its properties or assets are bound that are material to the financial condition, results of operations, business, properties, prospects or assets of the Company and the Company Subsidiaries taken as whole (collectively, the "Company Material Contracts"). The Company Material Contracts shall be deemed to include all: (i) employment, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which the Company is a party involving employees of the Company); (ii) licensing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since May 26, 1993 (other than the acquisition of the Brentwood, Tennessee property, which has been disposed of by the Company); (vi) contracts or agreements with any Governmental Entity; (vii) all material agreements relating to indebtedness of the Company or any Company Subsidiary or guarantees of indebtedness by the Company or any Company Subsidiary; (viii) all noncompetition, exclusivity or other agreements restricting the ability of the Company or any Company Subsidiary to operate its business as now, or contemplated to be, conducted; (ix) agreements between the Company and any of its officers, its directors, holders of 5% of the outstanding Shares or other affiliates of the Company or any Company Subsidiary (all of which agreements are also listed in Section 3.15(a)(ix) of the Company Disclosure Schedule); and (x) all commitments and agreements to enter into any of the foregoing.

     (b) Except as set forth in Section 3.15(b) of the Company Disclosure
Schedule:

          (i) There is no default under any Company Material Contract either by the Company or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the knowledge of the Company, any other party, in any such case in which such default or event could reasonably be expected to have a Company Material Adverse Effect.

          (ii) No party to any such Company Material Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Company Material Adverse Effect.

     3.16  Title to Properties; Retail Stores; Real Estate.
           -----------------------------------------------

     (a) The Company and each Company Subsidiary has the ownership in fee and good marketable title to all real property owned by it, each parcel of which is legally described in Section 3.16(a) of the Company Disclosure Schedule, and good title to its other owned properties and assets, tangible and intangible, including, without limitation, the properties and assets reflected in the Company Balance Sheet (except personal properties since sold or otherwise disposed of in the ordinary course of business and except for personal properties and assets not material to the operation of its business), free and clear of all Liens whatsoever, except as disclosed in Section 3.16(a) of the Company Disclosure Schedule or (i) as reflected in the Company Balance Sheet,
(ii) Liens in respect of pledges or deposits under workers' compensation, unemployment insurance, social security and public liability laws and other similar legislation, (iii) Liens imposed by law, such as carriers', warehousemen's, supplier's, contractor's, or mechanics' liens incurred in good faith in the ordinary course of business, (iv) such imperfections of title and other Liens, if any, which do not in the aggregate materially interfere with the use of such properties or assets or otherwise could not reasonably be expected to have a Company Material Adverse Effect, (v) Liens in favor of Creditanstalt-Bankverein as agent ("Agent") under the Amended and Restated Credit Agreement dated as of December 30, 1994, as amended, among the Company, the Lenders party thereto and the Agent, and (vi) Liens in favor of Nationwide Life Insurance Company.

     (b) The Company has previously made available to Newco correct and complete copies of all leases or agreements under which the Company or any Company Subsidiary is lessee of, or holds or operates, any real property owned by any third party which is material to the operation of its business. Neither the Company nor any Company Subsidiary is in material default under the terms of any such lease or agreement. Each such lease under which the lessor is an officer, director, 5% or greater shareholder or other related party of the Company has been identified on Section 3.16(b) of the Company Disclosure Schedule and was, at the time entered into, on terms not materially less favorable to the Company than if made with an independent third party in an arm's length transaction. The Company or the applicable Company Subsidiary, and to the knowledge of the Company, each lessor, have in all material respects performed all the obligations required to be performed by them to date and are not in default in any material respect under any such lease or agreement. None of the rights of the Company or any Company Subsidiary in such property under any such lease or agreement is subject to termination as the result of the transactions contemplated by this Agreement.

     (c) Neither the Company nor any Company Subsidiary is in violation of any applicable zoning regulation, ordinance or other similar laws, order, regulation or requirement relating to its operations or properties which, if enforced, could reasonably be expected to have a Company Material Adverse Effect.

     3.17 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company except for William J. Horvath.

     3.18 Prevention or Delay of the Contemplated Transactions. To the best of the Company's knowledge, no change, event, effect or circumstance has occurred or exists relating to the Company or any Company Subsidiary that could reasonably be expected to prevent or materially hinder or delay the transactions contemplated by this Agreement or the performance by the Company of its obligations under this Agreement.

     4. Representations of Newco. Newco represents and warrants to the Company as follows:

     4.1 Organization. Newco has been duly organized and is validly existing and in good standing under the laws of the State of Delaware.

     4.2 Authority Relative to this Agreement. Newco has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Newco (the "Newco Board"), and no other corporate proceedings on the part of Newco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Newco and constitutes the valid, legal and binding agreement of Newco, enforceable against Newco in accordance with its terms.

     4.3 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Newco of this Agreement or the consummation by Newco of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Newco nor the consummation by Newco of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Newco (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Newco is a party or by which Newco or its properties or assets may be bound or (c) assuming that all consents, permits, approvals, authorizations and other actions described in the preceding sentence have been made, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Newco or any of its properties or assets, except in the case of clause (ii) or (iii) for violations, breaches or defaults which could not reasonably be expected to have, individually or in the aggregate, a Newco Material Adverse Effect. For purposes of this Agreement, "Newco Material Adverse Effect" means any change, event or effect in, on or relating to the business of Newco that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), conditions (financial or otherwise), prospects or results of operations of Newco other than any change or affect arising out of general economic conditions in the United States.

     4.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Newco.

     4.5 Prevention or Delay of the Contemplated Transactions. No change, event, effect or circumstance has occurred or exists relating to Newco that could reasonably be expected to prevent or materially delay the transactions contemplated by this Agreement or the performance by Newco of its obligations under this Agreement.

     4.6  Investment Representation.
           -------------------------

     (a) Newco is an "accredited investor," as defined in Regulation D under the Securities Act.

     (b) Newco understands and agrees that the Note, the Preferred Shares, the Conversion Shares and the Warrant Shares have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction in reliance upon exemptions for private offerings, and that, while the Company may in the future register the Conversion Shares or the Warrant Shares, except as set forth in the Registration Rights Agreement (as hereinafter defined) the Company is under no obligation to do so. Newco acknowledges and agrees that the Preferred Shares, the Conversion Shares and the Warrant Shares cannot be resold unless they are registered under the Securities Act and any applicable state securities law, or an exemption from registration is available.

     (c) Newco represents that the Note is being acquired solely for its own account, for investment and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof.

     5.  Covenants.
         ---------

     5.1 Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Company will, and will cause each of the Company Subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent herewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its reputation and current business organizations, keep available the service of its current officers and key employees and preserve in all material respects its relationships with customers, suppliers, and others having business dealings with it to the end that goodwill and ongoing businesses shall not be materially impaired at the Closing Date. Without limiting the generality of the foregoing, and except as otherwise expressly provided in or contemplated by this Agreement, prior to the Closing Date, the Company will not, and will cause the Company Subsidiaries not to, without the prior consent of Newco:

     (a) amend the Company Charter Documents or the comparable organizational documents of any Company Subsidiary;

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase (whether or not contingent) or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), and the issuance or sale of shares of Class A Common Stock pursuant to options granted to employees under the Option Plans (in each case, in the ordinary course of business and consistent with past practice);

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than dividends or distributions required to be made to the holders of the Company Preferred Stock or made by wholly-owned Company Subsidiaries), make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such (other than such dividends or distributions), or redeem or otherwise acquire any of its securities;

     (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

     (e) alter through merger, liquidation, recapitalization, restructuring or in any other fashion the corporate structure or ownership of any Company Subsidiary;

     (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings from the Banks under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and in amounts not material to the Company and the Company Subsidiaries, taken as a whole, except for obligations of the wholly-owned Company Subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly-owned Company Subsidiaries or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Company or any Company Subsidiary; or
(v) mortgage or pledge any of the Company's or any Company Subsidiary's material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

     (g) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any Company Subsidiary, as required under existing agreements or in the ordinary course of business generally consistent with past practice, or to the extent permitted pursuant to paragraph (b) above) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, warrants or stock appreciation rights);

     (h) acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and the Company Subsidiaries, taken as a whole, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice;

     (i) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

     (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

     (k) (i) acquire (by merger, consolidation, or acquisition of stock, debt securities or assets) any person or any division thereof, any equity interest therein or indebtedness thereof; (ii) enter into any contract or agreement, other than in the ordinary course of business consistent with past practice or amend any of the Company Material Contracts, including, without limitation, the agreements referred to in Section 3.15 and those identified in any subsection of
Section 3.15 of the Company Disclosure Schedule; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $250,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

     (l) make or revoke any tax election or settle or compromise any tax liability material to the Company and the Company Subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes;

     (m) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and the Company Subsidiaries or incurred in the ordinary course of business consistent with past practice;

     (n) enter into or amend or otherwise modify any agreement or arrangement with persons that are affiliates or, as of the date hereof, are officers, directors or employees of the Company or any Company Subsidiary;

     (o) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

     (p) without Newco's written consent, which shall not be unreasonably withheld, close any Company or Company Subsidiary operated store; or

     (q) take, propose to any third party to take or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(p) or any action which would make any of the representations or warranties of the Company contained in this Agreement that are qualified as to materiality untrue or incorrect or any such representations or warranties that are not so qualified untrue or incorrect in any material respect.

     5.2 Other Actions. Each of the Company and Newco shall not, and the Company shall cause the Company Subsidiaries not to, take any action or agree in writing or otherwise to take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue or incorrect, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue or incorrect in any material respect or (iii) any of the conditions to the Closing set forth in Article 6 not being satisfied.

     5.3  Access to Information.

     (a) Between the date hereof and the Closing Date, the Company will give Newco and Newco's authorized representatives reasonable access to all of its employees, plants, offices, warehouses and other facilities and to all of its books and records, will permit Newco to make such inspections as Newco may reasonably require and will cause its officers and those of the Company Subsidiaries to furnish Newco with such financial and operating data and other information with respect to its and the Company Subsidiaries' business, properties and personnel as Newco from time to time reasonably request, but in any such case only to the extent as not to unreasonably interfere with its business and operations or those of the Company Subsidiaries; provided that no investigation pursuant to this Section 5.3(a) shall affect or be deemed to modify any of the representations or warranties made by either party in this Agreement or in any certificate required to be delivered pursuant to Section 6.2 or 6.3.

     (b) Between the date hereof and the Closing Date, the Company shall furnish to Newco (i) within 15 days after the end of each retail period, an unaudited balance sheet, income statement and statement of cash flows of the Company and the Company Subsidiaries on a consolidated basis and (ii) within 30 days after the end of each fiscal quarter, an unaudited balance sheet, income statement and statement of cash flows of the Company and the Company Subsidiaries on a consolidated basis, each prepared in accordance with GAAP in conformity with the practices consistently applied by the Company with respect to its retail period or quarterly financial statements (as the case may be). All the foregoing shall be in accordance with the books and records of the Company and fairly present the consolidated financial position of the Company as of the last day of the period then ended and the consolidated results of operations of the Company as of the last day of the period then ended (in each case, taking into account the differences between retail period and quarterly statements prepared by the Company in conformity with its past practices).

     (c) Newco will hold and will cause its consultants and advisors to hold in confidence all documents and information concerning the Company furnished to Newco in connection with the transactions contemplated by this Agreement in accordance with the terms of that certain Confidentiality Agreement entered into between the Company and Newco dated as of January 14, 1997 (collectively the "Confidentiality Agreement").

     5.4 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions to the obligations of the parties under this Agreement and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including, but not limited to, (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings under the HSR Act and all other filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from, or to avoid an action or proceeding by, any Governmental Entity; (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties;
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by and to fully carry out the purposes of, this Agreement.

     5.5 Public Announcements. Newco and the Company, as the case may be, will consult and cooperate with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq Stock Market, as determined by Newco or the Company, as the case may be, but only upon the advice of independent counsel.

     5.6 Notification of Certain Matters. The Company shall give prompt notice to Newco, and Newco shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement that is qualified as to materiality to be untrue or inaccurate or any such representation or warranty not so qualified to be untrue or inaccurate in any material respect, in either case, at or prior to the Closing Date, (ii) any material failure of the Company or Newco, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it (or in the case of the Company, any Company Subsidiaries) subsequent to the date of this Agreement and prior to the Closing Date, under any contract or agreement material to the financial condition, businesses, or results of operations of it (and Subsidiaries) taken as a whole to which it (and in the case of the Company, any Company Subsidiary) is a party or is subject,
(iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (v) any Newco Material Adverse Effect (in the case of Newco) or Company Material Adverse Effect (in the case of the Company); provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.7 SEC Filings. The Company shall promptly provide Newco (or its counsel) with copies of all filings made by it or any Company Subsidiaries with the SEC or any other local, state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     5.8 Right of First Negotiation; Right of First Refusal Regarding Future Financings. If at any time the Company determines that it requires additional financing (whether debt or equity) (including, but not limited to, all capital-type transactions and sale/leaseback transactions), the Company agrees (a) to negotiate in good faith with Newco for a period of 20 days with regard to any portion of the entire amount (at the option of Newco) of such financing prior to negotiating with any other entity with regard thereto, (b) if the Company has engaged in good faith negotiations under clause (a) of this Section 5.8 and such negotiations have been unsuccessful, to notify Newco of the existence of any other financing arrangement it proposes to consummate and the terms and conditions thereof and grant to Newco a right of first refusal with respect to such financing on the same terms and subject to the same conditions contained therein and upon receipt of such notice (setting forth in detail all relevant terms and conditions of such financing), in which event Newco shall have 30 days thereafter in which to agree to provide all of the financing on the same terms and conditions, and (c) with respect to any financing other than a pure debt financing in which the debt instrument to be offered has no equity-type features, to grant to Newco a right to participate therein on a fully diluted basis. As used herein "a right to participate therein on a fully diluted basis" shall mean Newco's right to maintain the same percentage equity interest in Company (calculated by including as outstanding the shares subject to all outstanding conversion rights, options and warrants, including shares which Newco has a right to purchase or acquire, whether or not currently exercisable) after such financing is completed as it had prior to such financing.

     5.9 Right of First Negotiation; Right of Final Offer Regarding Sale of Business. If at any time the Company desires to sell substantially all of its assets, merge, consolidate or engage in any other business combination transaction (a "Transaction"), the Company agrees (a) to negotiate in good faith with Newco for a period of 20 days with regard to the Transaction prior to negotiating with any other entity with regard thereto, (b) if the Company has engaged in good faith negotiations under clause (a) of this Section 5.9 and such negotiations have been unsuccessful, to make a final offer to Newco (the "Final Company Offer") prior to engaging in negotiations with, soliciting offers from or accepting any offer of, any third party with respect to a Transaction. In the event Newco does not accept the Final Company Offer within 20 days after the date it is received by Newco, the Company shall thereupon have the right, during the six-month period following the expiration of such twenty-day period, to enter into an agreement to enter into a definitive agreement relating to a Transaction (which transaction shall be consummated within the nine-month period following the execution of such twenty-day period) with any third party at a price and on terms no less favorable to the Company than the terms set forth in the Final Company Offer, and provided, however, that if the Company does not enter into a Transaction during such six-month period or consummate a Transaction during the nine-month period following the expiration of such twenty-day period, as the case may be, this Section 5.9 shall once again become applicable to any Transaction.

     6.  Conditions to Closing

     6.1 Conditions to the Obligations of Newco and the Company. The respective obligations of each party hereto to effect the Closing and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Closing Date of the following conditions:

     (a) no statute, rule, regulation, executive order, decree, ruling, injunction or other legal prohibition shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains, enjoins or imposes material restrictions on the consummation of the transactions contemplated hereby;

     (b) any waiting period applicable to the transactions contemplated hereby under the HSR Act shall have terminated or expired; and

     (c) all governmental or regulatory notices (other than those in connection with the HSR Act) or approvals required with respect to the transactions contemplated hereby shall have been either filed or received, except where the failure to file such notices or receive such approvals, individually or in the aggregate, could not reasonably be expected to have a Newco Material Adverse Effect or a Company Material Adverse Effect and could not reasonably be expected to adversely affect the ability of Newco or the Company (as applicable) to consummate such transactions.

     6.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the Closing is subject to the satisfaction at or prior to the Closing Date of the following conditions:

     (a) the representations and warranties of Newco set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Newco set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of Newco contained herein are so qualified) signed on behalf of Newco by an executive officer of Newco to such effect;

     (b) each of the obligations of Newco to be performed at or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Closing Date and at the Closing Newco shall have delivered to the Company a certificate signed on behalf of Newco by an executive officer of Newco to such effect;

     (c) each holder of shares of Company Preferred Stock issued and outstanding on the date hereof shall have entered into an agreement with the Company in the form set forth as Exhibit F hereto (the "Company Preferred Stock Agreement");

     (d) the Banks shall have entered into an agreement with the Company in the form set forth in Exhibit G hereto (the "Bank Agreement");

     (e) the Company shall have received the opinion of Sutherland, Asbill & Brennan, L.L.P., in the form set forth in Exhibit H hereto.

     6.3 Conditions to the Obligations of Newco. The obligations of Newco to effect the Closing are subject to the satisfaction at or prior to the Closing Date of the following conditions:

     (a) the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Newco shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of the Company contained herein are so qualified) signed on behalf of the Company by an executive officer of the Company to such effect;

     (b) each of the obligations of the Company to be performed at or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Closing Date and at the Closing the Company shall have delivered to Newco a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

     (c) the Company shall have obtained the consent, approval or waiver of each non-governmental person whose consent, approval or waiver shall be required in order for each of them to consummate the transactions contemplated hereby, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect;

     (d) Newco shall have obtained the consent, approval or waiver of each non-governmental person whose consent, approval or waiver shall be required in order for Newco to consummate the transactions contemplated hereby, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, could not reasonably be expected to have a Newco Material Adverse Effect;

     (e) each holder of shares of Company Preferred Stock issued and outstanding on the date hereof shall have entered into the Preferred Stock Agreement;

     (f) the Banks shall have entered into the Bank Agreement;

     (g) Newco shall have obtained the opinion of Alston & Bird, counsel to the Company, in the form set forth as Exhibit I hereto.

     7.  Termination; Fees and Expenses; Amendment; Waiver

     7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

     (a) by written consent of Newco and the Company, duly authorized by Newco Board and the Company Board;

     (b) by either Newco or the Company, if the Closing shall not have occurred on or before February 3, 1997; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

     (c) by either Newco or the Company, if any final order, decree or ruling preventing the consummation of the Closing shall have been entered by any court of competent jurisdiction or Governmental Entity and shall have become final and nonappealable;

     (d) by Newco, (i) in the case of the Company's representations and warranties set forth in this Agreement that are not qualified as to materiality, upon a material breach by the Company of any such representation or warranty, or if any such representation or warranty shall have become untrue in any material respect and (ii) in the case of the Company's representations and warranties set forth in this Agreement that are qualified as to materiality, upon a breach by the Company of any such representation or warranty, or if any such representation or warranty shall have become untrue (any, a "Terminating Company Breach"), in any case such that the conditions set forth in Section 6.3(a) could not reasonably be expected to be satisfied within 30 days following such Terminating Company Breach upon the Company's exercise of its reasonable best efforts or such breach has not in any event been cured within 30 days following notification by Newco to the Company of such Terminating Company Breach;

     (e) by the Company, (i) in the case of Newco's representations and warranties set forth in this Agreement that are not qualified as to materiality, upon a material breach by Newco or Sub of any such representation or warranty, or if any such representation or warranty shall have become untrue in any material respect and (ii) in the case of Newco's representations and warranties set forth in this Agreement that are qualified as to materiality, upon a breach by Newco of any such representation or warranty, or if any such representation or warranty shall become untrue (any, a "Terminating Newco Breach"), in any case such that the conditions set forth in Section 6.2(a) could not reasonably be expected to be satisfied within 30 days following such Terminating Newco Breach upon Newco's exercise of its reasonable best efforts or such Terminating Newco Breach has not in any event been cured within 30 days following notification by the Company to Newco of such Terminating Newco Breach;

     (f) by Newco, upon the material breach by the Company of any covenant or agreement of the Company set forth in this Agreement which is not reasonably capable of being cured within 30 days following such breach upon the Company's exercise of its reasonable best efforts or, in any event, upon the 30th day following notification by Newco to the Company of such breach if such breach has not been cured by such 30th day; or

     (g) by the Company, upon the material breach by Newco of any covenant or agreement of Newco set forth in this Agreement which is not reasonably capable of being cured within 30 days following such breach upon Newco's exercise of its reasonable best efforts or, in any event, upon the 30th day following notification by the Company to Newco of such breach if such breach has not been cured by such 30th day.

     7.2 Fees and Expenses. Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

     7.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     7.4 Extension; Waiver. At any time prior to the Closing, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

     8.  Miscellaneous

     8.1 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall survive the Closing without limitation, except that the representations and warranties in Sections 3.1, 3.2, 3.3, 3.5, 4-1, 4-2, 4-3, and 4.6 this Agreement shall expire on the fifth anniversary of the Closing and all other representations and warranties in this Agreement shall expire on the fifth anniversary of the Closing. Each party agrees that, except for the representations and warranties contained in this Agreement and the Company Disclosure Schedule, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties, made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery of disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

     8.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     8.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     8.4 Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     8.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

     if to Newco:           14103 Denver West Parkway
                            Golden, Colorado 80401
                            Attention: Saad J. Nadhir
                            Facsimile: (303) 216-5550

     if to the Company to:  Harry's Farmers Market, Inc.
                            1180 Upper Hembree Road
                            Roswell, Georgia 30076
                            Attention: Harry A. Blazer
                            Facsimile: (770) 664-4920


     with a copy to:        Alston & Bird
                            One Atlantic Center
                            1201 West Peachtree Street
                            Atlanta, GA  30309
                            Attention: John Latham
                            Facsimile: (404) 881-7777

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     8.7 Further Assurances. The Company hereby agrees to execute and deliver such other documents and instruments and to take such other actions as are necessary or desirable in the reasonable opinion of Newco to carry out the transactions contemplated by this Agreement, including, without limitation, any actions (required under Section 7.13 of the Secured Loan Agreement or otherwise) required to permit the exercise of the Options or the Warrants.

     8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

     8.9 Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise; provided, that after the Closing, each party agrees that rescission of this Agreement or any of the transactions contemplated hereby shall not be an available remedy for my breach of this Agreement or any of the other agreements contemplated hereby.

     8.10 Brokers. The Company agrees to indemnify and hold harmless Newco, and Newco agrees to indemnify and hold harmless the Company, from and against any and all liability to which Newco, on the one hand, or the Company, on the other hand, may be subjected by reason of any brokers, finders or similar fees or expenses with respect to the transactions contemplated by this Agreement to the extent such similar fees and expenses are attributable to any action undertaken by or on behalf of the Company or Newco, as the case may be.

     8.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     8.12 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a schedule, section, exhibit or annex, such reference shall be to a schedule, section of or exhibit or annex to this Agreement unless otherwise indicated. All capitalized terms used without definition in any such schedule, section, exhibit or annex shall have the meaning assigned to them in this Agreement and any capitalized terms used without definition in this Agreement shall have the meanings assigned to them in such schedules, exhibits and annexes. Where the reference "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.13  Certain Definitions.  For purposes of this Agreement:

     An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

     "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     8.14  Governing Law; Waiver of Jury Trial.

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDI TIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO (i) A TRIAL BY JURY OR (ii) ANY PUNITIVE OR EXEMPLARY DAMAGES THAT MAY OTHERWISE BE AWARDED, IN CONNECTION WITH ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS
AGREEMENT OR ANY RELATED AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT
(iii) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (iv) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (v) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (vi) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SEC TION 8.14.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                    HFMI ACQUISITION CORPORATION


                                    By /s/ Saad J. Nadhir
                                       -----------------------------
                                    Name:  Saad J. Nadhir
                                    Title: Chief Executive Officer

                                    HARRY'S FARMERS MARKET, INC.


                                    By /s/ Harry A. Blazer
                                       -----------------------------
                                    Name:  Harry A. Blazer
                                    Title: President